                                                                   Exhibit 10.32

THIS INDENTURE MADE THIS the      day of December, 2000,

                 IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

BETWEEN:

       SILVER SEVEN ROAD INC. AS TO 55% AND 85681 ALBERTA LTD. AS TO 45% Hereinafter called the "Landlord"
                                                            OF THE FIRST PART,
AND:

       UNISPHERE NETWORKS, INC.
       Hereinafter called the "Tenant"
                                                            OF THE SECOND PART,

     WHEREAS this document and all schedules shall hereafter be referred to as the "Lease" or the "lease".

PREMISES

1. WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant the premises, hereinafter called either the "Leased Premises" or the "Premises" for the purpose of being used by the Tenant as office space and for no other purpose, all those premises to consist of approximately 14,866 square feet being the entire second floor of a five (5) storey building to be constructed on Silver Seven Road (hereinafter such building and all accompanying lands, driveways, etc. shall be, as applicable, called the "Building" or the building), in the City of Kanata, Province of Ontario, which said building is to be erected on the lands described in Schedule "A" hereto annexed. The Leased Premises is to be in the approximately location shown on the attached Schedule B.

     At the time the building is substantially completed, the Landlord shall provide a certificate from the Landlord's architect or engineers confirming the rentable area (to be measured in accordance with BOMA standards) which shall be grossed up from the usable area of the Leased Premises and, if necessary, the rents paid herein shall be adjusted to reflect the actual rentable area.

TERM

2(a)    Subject to the Landlord having substantially completed the building, the Tenant shall lease the Leased Premises for and during the term, (hereinafter called "the Term") of nine (9) years starting from the earlier of the substantial completion date of the Building or the date the Tenant takes occupancy of the Leased Premises estimated to be the 1ST DAY OF JUNE, 2001 (the "Commencement Date") and to be completed and ended nine(9) years later on a date estimated to be the 31ST DAY OF MAY, 2010. Should the building be substantially completed after JUNE 1st, 2001, then the Commencement Date shall be such time as the Landlord's architect deems the building to be substantially complete. If the substantial completion of the building is delayed beyond June 1, 2001 as a result of the Tenant not providing the Landlord by JANUARY 31ST, 2001 with a complete set of working construction drawings and specifications necessary to substantially complete, in a timely manner, the Tenant Improvements as outlined on Schedule "E" herein, then the Term and rents owing herein shall still commence on JUNE 1ST, 2001.

     For the purposes of this Lease, completion or substantial completion of the building shall mean substantial performance of all contracts for construction of the Building, using the same meaning of the phrase, "substantial performance", as given to such term under the Construction Lien Act of Ontario, as certified by the Landlord's architect or engineer and includes substantial completion of the Tenant fit up work described in Schedule "E" unless the Tenant has failed to provide the Landlord with a complete set of working drawings and specifications by JANUARY 31ST, 2001 in which case substantial completion of the building refers to the architect's certification of completion of the Schedule "D" work only.
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FAILURE TO DELIVER LEASED PREMISES

2(b) If the Landlord has not substantially completed the Building by December 1st, 2001 and if the Tenant has provided the drawings and specifications for its Leased Premises by no later than January 31st, 2001 and so long as the Landlord has not been delayed by any of the reasons noted below (i.e. including but not limited to strikes, material shortages, war, and the other reasons noted below) then the Tenant, by written notice to the Landlord, to be given on or after December 1st, 2001, and so long as all the above conditions apply, will be able to terminate this Lease. The Landlord shall use reasonable and diligent efforts to construct the Building in a good and workmanlike manner, in accordance with the Landlord's plans and specifications, and in accordance with all laws, regulations, by-laws, and codes, and with substantial completion of the Building, including without limitation all items of work (the Landlord's Work) described in Schedule D to this Lease, to occur on or before December 1, 2001 failing which the Tenant's only recourse shall be to terminate this Lease.

     However, the Tenant shall have no right to terminate the Lease as noted earlier herein, should failure to substantially complete the building and Leased Premises be due to any Tenant related delays or if the Landlord is bona fide delayed or hindered in or prevented from the above noted substantial completion by reasons of strikes, labour troubles, inability to procure materials or services, power failure, restrictive government laws or regulation, riots, insurrections, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not which is not the fault of the Landlord. In the event of any of the above, including any delay beyond January 31st, 2001 in the Tenant providing the drawings and specifications noted below, the substantial completion date and Lease Commencement Date shall be extended by the period of the delay without the Tenant having any right to terminate the Lease.

     The Tenant shall be required to provide to the Landlord a complete set of working drawings and specifications for the Leased Premises by no later than January 31st, 2001 failing which, and so long as the Landlord has substantially completed, by the Commencement Date, its work as outlined on Schedule "D" attached hereto, all rent to be paid by the Tenant shall still commence on the Commencement Date of the Term, even if the Tenant improvements as generally outlined in Schedule "E" herein are not completed.

     With reference to such Tenant improvements, the Tenant hereby acknowledges that their cost for their improvements are estimated to be $30.00 per square foot and shall be payable by the Tenant on an ongoing basis as such improvements are being constructed and the Tenant shall make all payments required within ten
(10) days of being invoiced by the Landlord or its contractors and suppliers. Notwithstanding the above, at the time of signing the Lease the Tenant hereby agrees to provide the Landlord with $477,200 representing the Landlord's estimate of the cost, including GST, of the Tenant's improvements as outlined in the attached Schedule E. The Landlord shall use said $477,200 to make payments for the tenant improvements. Any balance remaining upon complete payment of the tenant improvements shall be returned to the Tenant. However should the amount be inadequate to pay for such tenant improvements then the Tenant shall pay forthwith upon demand by the Landlord any such shortfall. Prior to the Landlord agreeing to start the tenant improvements the Tenant will have approved a set of working drawings and estimated cost to the Tenant of the tenant improvements.

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                                        - 3 -

RENTALS PAYABLE

3(a) Subject to any adjustment required to reflect the actual rentable area of the Leased Premises as certified by the Landlord's architect, the Tenant covenants and agrees to pay to the Landlord as rental for the Leased Premises, without any set-off or deduction whatsoever, the following, namely:

     (i) For the first five years of the Term a minimum annual rental of $237,856.00 per annum based on a rate of $16.00 psf. (hereinafter called the "Minimum Rental" or "Minimum Rent"). For the next 4 years of the term a minimum annual rental of $252,722.00 based on a rate of $17.000 psf., all payable in equal monthly installments, in advance, on the first day of each month throughout the term and;

    (ii) Additional Rental for the payment of the Tenant's proportionate share of taxes, insurance and operating costs and other costs as set forth in subparagraphs 3(j), 3(k) and 3(l) and elsewhere herein, as applicable.

MINIMUM RENTAL

3(b) Minimum Rental shall be payable in equal monthly installments of $19,821.33 for the first 5 years of the Term and $21,060.17 per month for the next 4 years of the Term all in advance on the first 5 day of each full calendar month during the Term, the first such payment to include also any pro-rated Minimum Rental (on a per diem basis) for the period from the date of the commencement of the Term to the first day of the first full calendar month in the Term. The Minimum Rental will be adjusted proportionately for any Lease Year, which is other than 12 calendar months. Tenant shall, on or before the commencement of each and every Lease Year of the Term, including the first Lease Year, deliver to the Landlord a series of post-dated cheques, one for each month of the Lease Year, drawn for an amount equal to the amount of Minimum Rental payable in each month of such Lease Year, provided that the first such payment is to include also any pro-rated Minimum Rental for the period from the date of the commencement of the Term to the first day of the first full calendar month in the Term, provided further that the obligation in the first Lease Year shall be adjusted to take into account, if applicable, all advance rental paid hereunder.

RENTAL SECURITY DEPOSIT  Deleted Intentionally

SECURITY DEPOSIT

3(d) At the time of signing their Lease, the Tenant shall provide to the Landlord a certified cheque in the amount of $430,000 which is to be cashed and retained by the Landlord as security for the Tenant's obligations under this Lease. The terms relating to the cash security are provided in the attached Schedule F.

MANNER AND PLACE OF PAYMENT OF RENT

3(e) (i) All rent shall be paid by the Tenant to the Landlord or to any entity designated by the Landlord, at par at the principal office of the Landlord or at such other place in Canada as the Landlord may designate in writing from time to time without any prior demand therefore, and shall be payable in lawful money of Canada.

(ii) Any sums received by the Landlord from or for the account of the Tenant when the Tenant is in default hereunder may be applied at the Landlord's option to the satisfaction, in whole or in part, of any of the obligations of the Tenant then due hereunder in such manner as the Landlord sees fit, and regardless of any designation or instruction of the Tenant to the contrary.



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                                      -4-

LEASE YEAR

3(f) The first Lease Year shall commence on the first day of the Term and shall end 12 calendar months after the first day of the first calendar month following the Commencement Date. Thereafter, the Lease Years shall consist of consecutive periods of 12 months. If, however, the Landlord deems it necessary or convenient for the Landlord's accounting purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify an annual date from which each subsequent Lease Year is to commence, and, in such event, the then current Lease Year shall terminate on the day preceding the commencement of such new Lease Year. The last Lease Year of the term shall terminate as of the termination of this Lease Agreement either on account of the running of time or on account of the early termination of this Lease under the terms hereof.

SET-OFF & ABATEMENT

3(g) All Minimum Rent and Additional Rent and other sums payable hereunder by the Tenant to the Landlord shall be payable without any deduction, set-off or abatement whatsoever, and shall be collectable as rent, except as herein expressly provided.

INTEREST ON ARREARS

3(h) If the Tenant shall fail to pay, when due, any Minimum Rent, Additional Rent, or installment on account thereof, or any other amount payable to the Landlord hereunder, the amount unpaid shall bear interest from the due date thereof to the date of payment at the rate of four (4%) percent in excess of the prime rate of interest then chargeable by the Landlord's bankers to its most favoured customers on commercial loans in Canadian currency, but this provision for interest shall not limit any other remedies which the Landlord may have in respect of such default.

OPERATE ON CONTINUOUS BASIS - Deleted Intentionally

ADDITIONAL TAXES AND RATES

3(j) The Tenant shall pay in addition to the Minimum Rent an additional monthly sum (herein called the "Additional Rental for Taxes") estimated by the Landlord as sufficient to reimburse the Landlord for all municipal, provincial, federal or other governmental taxes or rates or charges of every nature or description, including without limiting the generality of the foregoing, realty taxes, school taxes, general taxes, goods and services taxes (GST), value added taxes, business transfer taxes, any and all capital taxes including but not limited to taxes based upon or computed by reference to capital or paid up capital of the Landlord so long as such capital taxes relate to this Building, fire protection charges, water rates, sewerage rates, local improvement rates, general or particular levies or assessments, or charges or any similar rates, taxes, assessments or charges levied by any municipal, provincial, federal or other governmental authority against the building to the extent that the same are attributed, by the Landlord, to the Leased Premises but excluding any interest or penalty payable as a result of the failure by the Landlord to make any payment of any such taxes, rates, or charges when due and if such taxes, duties, rates, levies, assessments or charges are based on a municipal assessment then, at the Landlord's option, in proportion to the amount of a municipal assessment attributed to the Leased Premises as compared with the total assessment on the building, or if not based on assessment then prorated on the basis of the number of square feet contained within the outer surface of the exterior walls or centre line of interior walls of the Leased Premises compared with the total number of square feet contained within the outer surface of the exterior walls of the building. It is the


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                                      -5-

intent of this clause that when the building is fully rented the Landlord will be fully reimbursed for all such taxes, rates, levies, assessments and charges levied on the building, and upon the receipt by the Landlord of any demand for payment or statement of account with respect to any such taxes, rates and charges, it shall notify the Tenant and the Tenant shall pay for any variation in the monthly amount payable as Additional Rental for Taxes under this clause; provided, however, that the Landlord shall be entitled to vary the Additional Rental for Taxes at any time upon giving notice in writing of such variation to the Tenant and all amounts payable under this Lease as Additional Rental for taxes shall be recoverable by the Landlord from the Tenant in the same manner as rent under the terms hereof.

         If at any time during the term, taxes payable for the building and accompanying land are calculated based, in whole or in part, on the building being less than fully occupied by tenants carrying on business, then the Landlord may at its option and acting reasonable, adjust such taxes payable as if the building had been fully occupied by tenants carrying on business. The parties acknowledge that the purpose of this clause is to ensure that the Landlord solely benefits from any lower rate or assessment levied on vacant space in the Building. For greater clarification, the Landlord and Tenant agree that the Tenant will not pay for taxes allocated to any vacant space in the Building.

INSURANCE

3(k)     The Landlord shall maintain on the building fire insurance and insurance against all perils, reasonable in the circumstances, for full replacement cost with minimum by-law endorsement and broad extended coverage, boiler insurance coverage, insurance against loss of rental income by reason of fire or related perils and third person liability and any other liability insurance protecting the Landlord against all or any claims for personal injury including death or property damage in an amount deemed advisable by the Landlord from time to time, and if and when deemed advisable by the Landlord, insurance against loss of an "all risk" nature including earthquake, and the Tenant shall reimburse the Landlord by paying a further additional monthly sum (herein called the "Additional Rental for Insurance") for all costs and charges in connection with any such insurance in the same proportion as the square foot area contained within the outside surface of the exterior walls or the centre line of interior walls of the Leased Premises compares to the square foot area contained within the outside surface of the exterior walls of the building, and all such costs and charges may be recovered by the Landlord from the Tenant in the same manner as rent under the terms hereof.

         The Tenant shall, throughout the Term of the Lease, maintain adequate comprehensive general liability insurance and property damage insurance including but not limited to adequate insurance for all the Tenant's Improvements and work in the Leased Premises of not less than two million ($2,000,000) dollars for each occurrence and shall have the Landlord named as co-insured and shall forward a copy of the policy as evidence of compliance with the Landlord's requirements.

OPERATING AND MAINTENANCE COSTS

3(l)     The Landlord shall maintain and repair the building including the repair and replacement of any building components such as the roof as well as the foundations, structural columns of the building and mechanical, electrical and other basic systems of the building and the Landlord shall provide conditions of adequate comfort during specified hours except during repair, inspection and replacement of such systems, and the Landlord shall maintain all the lands comprising the said building including the parking areas and landscaped areas, as well as operate the said building to the standard of a high quality commercial building so as to give it high character and distinction and the Tenant shall reimburse the Landlord for its proportionate share of all costs related to the aforementioned repairs and replacements and for all operating costs to maintain and operate the building and lands in such a manner which said proportionate share of the said operating costs are hereinafter called "Additional Rental for Operating Costs". The said operating costs shall, without limiting the generality of the foregoing, include the amounts paid whether by the Landlord or other on behalf of the Landlord for complete maintenance services for the building such as are in keeping with maintaining the standard of a high quality commercial building so as to give it high character and distinction, and shall include all repairs and replacements required for such maintenance, including but not limited to the following: garbage removal, all grass cutting and removal and other landscaping costs, parking lot maintenance and snow removal, maintenance of the exterior of the building including roof repairs and maintenance, the costs of providing water and electricity or any other utility not otherwise chargeable directly to tenants, and any costs related to consumption of utilities (including but not limited to electricity, gas, water, oil, cable, etc.) service contracts with independent contractors, all amounts paid for wages, benefits, and other payments to janitors, caretakers and any other staff involved in the maintenance and management of the building, managerial and administration expenses, supplies used in the maintenance of the building, the cost of heating ventilating and/or air-conditioning the building, including the common areas of the building and including repairs and replacements to all equipment used in the provision of plumbing, electricity, heating, ventilating, and air conditioning of the building including any meters and all other expenses paid or payable by the Landlord in connection with the operation of the building. Such operating costs shall not include interest on debt or capital retirement of debt, or any amount directly chargeable by the Landlord to any tenant or tenants as otherwise provided herein, or the proceeds realized by the Landlord from any insurance claims made by the Landlord in connection with repairs done by the Landlord, or income taxes, capital gain taxes, and other income taxes of a personal nature to the Landlord or any expense recovered under warranties or guarantees. The Tenant's proportionate share of such operating costs shall be in the same proportion that the square foot area contained within the outside surface of the exterior walls or the centre line of interior walls of the Leased Premises compares to the square foot area contained within the outside surface of the exterior walls of the building, and all such costs and charges may be recoverable by the Landlord from the Tenant in the same manner as rent under the terms hereof. Operating costs shall be determined in accordance with generally accepted accounting principles and without duplication. The management fee that forms part of the above costs shall not exceed five percent (5%) of gross rentals paid (i.e. including Minimum Rental and all Additional Rentals).


DIRECT CHARGE FOR WATER & SEWERAGE RATE & HYDRO CHARGES - Deleted Intentionally.
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                                      -7-


PAYMENT OF ADDITIONAL RENT

3(n)   During the Term of the Lease, the Tenant shall pay to the Landlord its proportionate share of Additional Rental for Taxes, Additional Rental for Insurance and Additional Rental for Operating Costs which shall be collectively be referred to herein as Additional Rent, additional rent, Additional Rentals or additional rentals. Prior to the commencement of the term of this Lease and of each fiscal period selected by the Landlord thereafter which commences during the term of this Lease, the Landlord shall estimate the amounts of the said Additional Rentals as herein before set forth for the ensuing fiscal period or (if applicable) broken portion thereof, as the case may be, and shall notify the Tenant in writing of such estimate. The amount so estimated shall be payable in equal monthly installments in advance over the fiscal period or broken portion thereof in question, on the first day of each and every month during such fiscal period. The Landlord may from time to time alter the fiscal period selected in which case the appropriate adjustment in monthly installments shall be made. From time to time during a fiscal period, the Landlord may re-estimate the amount of the taxes, insurance, or operating costs or any of them and the Tenant's proportionate share thereof for such fiscal period or broken portion thereof, in which the Landlord shall notify the Tenant in writing of such re-estimate and the Tenant shall pay the amended monthly installments for the then remaining balance of such fiscal period or broken period thereof such that, after giving credit for installments paid by the Tenant on the basis of the previous estimate or estimates, the Tenant's entire proportionate share of such Additional Rentals will have been paid during such fiscal period.

     Within sixty (60) days after the expiration of each fiscal period, the Landlord shall make a final determination of such taxes, insurance, and operating costs and of the Tenant's proportionate share thereof for such fiscal period or broken portion thereof and shall notify the Tenant of such determination and the Landlord and the Tenant shall make the necessary readjustment within thirty (30) days of such notification to the Tenant. Neither the Landlord nor the Tenant may claim a re-adjustment with respect to such Additional Rentals based upon any error of estimation, determination or calculation thereof unless claimed in writing within one (1) year after the final determination thereof.

     In the event that and only in the event that the Landlord requires an adjustment requiring the Tenant to pay more than it already paid toward all additional rent for the prior year and should the Landlord and Tenant fail to agree on such adjustment, then the Landlord and Tenant shall appoint an accountant to be agreed upon by both the Tenant and Landlord to examine the Landlord's records so as to determine what adjustment, if any, is required.

EXAMINATION OF RECORDS

3(o)   The Tenant and its agents may within sixty (60) days of the receipt by the Tenant of any notice respecting Additional Rental for Taxes, Insurance or Operating Costs payable hereunder, at reasonable times, and upon giving reasonable prior notice in writing of its intention to do so, examine at the expense of the Tenant, the accounts, records, books, statements and other documents concerning such Additional Rental. All information obtained by the Tenant as a result of such examination shall be treated as confidential.

APPEAL OF ASSESSMENT

3(p)      The Tenant shall be entitled at any time and from time to time, provided that it has first obtained the Landlord's written consent, at the Tenant's own cost and expense to appeal any assessment or taxes imposed or levied on the Leased Premises or the building and may take such appeal in the name of the Landlord provided that such appeal is prosecuted in good faith, and provided that if the building or any part thereof or the Landlord shall become liable to assessment, prosecution, fine or other liability, the Tenant shall have given security in a form in an amount satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to indemnify the Landlord from any costs of any nature in connection with such appeal. In no event shall the Tenant's appeals noted herein permit the Tenant to delay any payments of rent to the Landlord including but not limited to payment of Additional Rent for Taxes as called for herein.


TENANT'S COVENANTS

4.        THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

4(a) To pay Minimum Rent and Additional Rents (collectively Rent, Rents, rent, rents, Rentals, rentals) as herein set forth;

4(b) To observe and perform all covenants and obligations of the Tenant herein;

4(c) To pay all gas, electrical, water and sewer rates and charges levied or imposed or any other costs including consumption of any other utility (including the cost of installing, repairing or replacing any meter) charged or assessed against the Leased Premises as and when the same become due;

BUSINESS TAX, ETC.

4(d)      To pay business and other taxes, charges, rates, duties and assessments levied, rated, charged or assessed against and in respect of the Tenant's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or business of the Tenant on the Leased Premises, as and when the same become due, and to indemnify and keep indemnified the Landlord from and against all payment of all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments, license fees and any and all taxes which may in future be levied in lieu of such taxes, and also if the Tenant or any person occupying the Leased Premises or any part thereof shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as soon as the amount of the separate school taxes is ascertainable, any amount by which the separate school taxes exceed the amount which would have been payable for school taxes had such election not been made as aforesaid.

TENANT REPAIRS AND ALTERATIONS

4(e)(i)   General Repairs: The Tenant shall, at its own cost and expense, keep and maintain the Premises in good order, condition and repair, including all replacements, maintenance and repair, ordinary, extraordinary, foreseen and unforeseen, except for those matters that are clearly indicated herein as the Landlord's obligation to repair. Without limiting the generality of the foregoing, the Tenant shall, at all times, at its sole cost, keep and maintain the whole of the Premises including without limitation, all interior partitions, interior and exterior of all door frames and doors, fixtures, shelves, equipment and appurtenances thereof and improvements thereto (including without limitation, electrical, lighting, wiring, plumbing fixtures and equipment), and all telephone outlets and conduits and special mechanical and electrical equipment within or serving the Premises in good order, first class condition and repair (which shall include periodic painting and decoration) as determined by the Landlord, and the Tenant shall make all needed repairs and replacements with due diligence and dispatch. The tenant shall be responsible to replace any glass broken on the Premises including outside windows and doors of the perimeter of the Premises (including perimeter windows in the exterior walls) during the Term and such glass shall be replaced by the Tenant with glass of as good quality and size as that glass so broken. The Tenant shall effect all repairs referred to herein according to notice from the Landlord but failure to give notice shall not relieve the Tenant from its obligation to repair.

4(e)(ii) Urgent Repairs: Not withstanding anything herein contained, the Landlord may, in any event, enter the Leased Premises and make repairs to the Leased Premises without notice if such repairs are, in the Landlord's opinion, necessary for the protection of the building and the Tenant covenants and agrees with the Landlord that if the Landlord exercises any such option to repair, the Tenant will pay to the Landlord together with the next installment of rent which shall become due after the exercise of such option, all sums which the Landlord shall have expended in making such repairs and such sums if not so paid within such time shall be recoverable from the Tenant as rent in arrears. Provided further that in the event that the Landlord from time to time makes any repairs as herein provided, the Tenant shall not be deemed to have been relieved from the obligation to repair and leave the Leased Premises in a good state of repair.

4(e)(iii) Additional Repairs: Notwithstanding any other terms, covenants and conditions contained in this Lease, including without limitation, the Landlord's obligations to take out insurance and the Tenant's obligation to pay its proportionate share of the cost of such insurance, if the building or any part thereof, or any equipment, machinery, facilities or improvements contained therein or made thereto, or the roof or outside walls of the building or any other structural portions thereof require repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant or its servants, agents, employees or anyone permitted by the Tenant to be in the building, or through the Tenant in any way blocking or damaging the heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the building, the cost of the resulting repairs, replacements or alterations plus a sum equal to twenty percent (20%) of the cost thereof representing the Landlord's administrative overhead and charges, shall be borne by the Tenant who shall pay the same to the Landlord together with interest (with such interest to be calculated in accordance with paragraph 3(h) herein), forthwith upon presentation of an account for such expenses incurred by the Landlord.

4(e)(iv) Tenant to Notify. The Tenant shall promptly notify the Landlord of any damage to, malfunction of, or deficiency or defect in any part of the Premises or any equipment or utility systems or installations therein or serving the Premises that might cause or result in injury to any person or property including the Building.

4(e)(v)   Alterations

          (a) The Tenant shall not make any repairs, alterations, replacements, decorations or improvements to any part of the Premises (the "Alterations") without first obtaining the Landlord's written approval. Prior to commencing any such Alterations, the Tenant shall submit to the Landlord:

          (b) Drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice;

          (c)  Such indemnification as the Landlord reasonably requires; and

          (d) Evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licences and inspections from all governmental and regulatory authorities having jurisdiction.

4(e)(vi) All Repairs or Alterations approved by the Landlord shall be performed:

          (a)  At the sole cost of the Tenant;

          (b) By competent workmen approved by the Landlord whose labour union affiliations, if any are compatible with others employed by the Landlord and its contractors. In the case of work or repairs related to the mechanical, electrical or structural systems of the Building, the Landlord will have the right to insist that the Tenant use the Landlord's trades, professionals or contractors.

          (c)  In a good and workmanlike manner;

          (d) In accordance with the drawings and specifications approved in writing by the Landlord; and,

          (e) Subject to the reasonable regulations, controls and inspection of the Landlord or its professionals with any cost of such supervision or inspection to be at the Tenant's expense.

          (f) So long as the Tenant covenants that it will not suffer or permit during the term hereof any mechanics' or other liens for work, labour, services or materials ordered by it or for the costs of which it may be in any way obligated to attach to the Leased Premises or to the building and that whenever and so often as any such liens shall attach or claims therefor shall be filed, the Tenant shall within twenty (20) days after the Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law.

          (g) Any such alterations, additions and fixtures shall, when made or installed, be and become the property of the Landlord without payment being made therefor, provided that upon the termination of this Lease the Landlord may at its option require the Tenant to remove all or part of such alterations, additions, and fixtures and or the Landlord may require the Tenant to restore the Leased Premises to the condition in which they were at the commencement of this Lease, except for reasonable wear and tear, all being done at the Tenant's expense.

4(e)(vii) Landlord's Right to Perform. At all reasonable times, the Landlord has the right to enter and view the conditions or state of repair of the Leased Premises. If the Tenant shall fail to make any of the repairs required by any of the provisions of sections. 4(e)(i) to 4(e)(vii) hereof, or any other section of the Lease, or to commence the performance of any of its obligations thereunder within ten (10) days after notice by the Landlord or any shorter period of time required by any mortgage affecting the Premises, the Landlord shall have the right (but not the obligation) to make any such repairs, replacements or perform maintenance work or any other work required of the Tenant pursuant to the above noted sections or any other section of this Lease and charge the actual cost and a 20% mark-up thereof to the Tenant and such cost shall be paid to the Landlord as Additional Rent.

4(f) LICENSES, ASSIGNMENTS AND SUBLETTINGS

The Landlord and Tenant further covenant and agree as follows:

1)   Licences

The Tenant shall not suffer or permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any assignees or subtenants permitted herein and the employees of the Tenant and any such permitted assignee or subtenant, or suffer or permit any part of the Leased Premises to be used or occupied by any licensee or concessionaire, or suffer or permit any persons to be upon the Leased Premises other than the Tenant, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

2)   Assignments and Sublettings

  a) The Tenant shall not assign, mortgage or charge this Lease or sublet or part with possession of the whole or any part of the Leased Premises nor shall it permit any subtenant to assign, mortgage or charge its sublease or sublet or part with possession of the whole or any part of the Leased Premises (each of the foregoing transactions being sometimes referred to herein as a "Transfer") unless it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and shall be accompanied by a true copy of any agreements relating to the Transfer which the Tenant may have originated or received, and the Tenant shall furnish to the Landlord all information requested by the Landlord as to the business and financial responsibility and standing of the proposed assignee, subtenant, mortgagee or chargee or occupant (herein referred to as the "Transferee");
  b) The Landlord's consent to the Tenant's request for consent to a Transfer shall not unreasonably be withheld, provided nevertheless that the Landlord shall be entitled to withhold consent unreasonably if the Landlord exercises the right to cancel and terminate the Lease as provided herein. Provided further that the Landlord's consent to any Transfer shall be conditional upon the Transferee and the Tenant entering into an agreement in form and content stipulated by the Landlord under which the Transferee agrees to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including (except in the case of a subtenancy) payment of rent and all other sums and payments agreed to be paid or payable under this Lease on the days and at the times and in the manner herein specified. In the case of a subtenancy, the agreement shall contain an assignment to the Landlord of the rents and other amounts payable under the sublease involved and a provision whereby the subtenant agrees to pay to the Landlord, unless the latter otherwise directs, all such rents and other amounts payable under the sublease. The assignment shall be given as security for payment of the rents and other amounts payable under this Lease. The Landlord shall credit each of the payments it receives from the subtenant to the balance of Minimum Rental and Additional Rental, if any, payable by the Tenant under the Lease. Such agreement shall also contain an acknowledgement by the Tenant that to the extent that such payments are made by the subtenant to the Landlord they shall constitute payment by the subtenant to the Tenant. Without limiting the grounds for withholding consent to a Transfer, the Landlord's refusal to consent will not be considered unreasonable if a reason for withholding the consent is:

     a) that the Landlord has concerns, on reasonable grounds, about the business, financial background, business history or creditworthiness of the proposed Transferee or about the use to which the Leased Premises may be put; or
     b) the Transferee's refusal to execute an agreement of the type referred to above.

  c) Upon the receipt from the Tenant of such request and such required information, the Landlord shall have the right, exercisable in writing within fourteen (14) days after such receipt, to cancel and terminate this Lease if the request relates to all the Leased Premises or to cancel this Lease only with respect to the applicable part of the Leased Premises if the request relates only to a part of the Leased Premises. In a case where the Tenant's request for consent to a Transfer relates only to a part of the Leased Premises, the phrase "cancellation of this Lease" means cancellation of this Lease only with respect to the applicable part of the Leased Premises, and similar expressions have similar meanings. Such cancellation shall be effective as of the date set forth in the Landlord's notice of exercise of such right, which shall be neither less than sixty (60) nor more than one hundred and twenty (120) days following the service of such notice. If the lease is cancelled only with respect to a part of the Leased Premises, rent will abate in the proportion that the Rentable Area of the part of the Leased Premises for which this lease is cancelled bears to the Rentable Area of the Leased Premises, and this Lease will be amended accordingly. If the Landlord shall exercise such right the Tenant shall surrender possession of the Leased Premises or the cancelled portion thereof on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Leased Premises at the expiration of the Term;

d) If the Landlord shall not exercise the right to cancel this Lease or a proportion thereof, as above provided after the receipt of the Tenant's written request, then the Landlord's consent to such request shall not be unreasonably withheld. In no event shall any Transfer to which the Landlord may have consented, release or relieve the Tenant from its obligations to fully perform all the terms, covenants and conditions of this Lease on its part to be performed. No consent by the Landlord to any Transfer shall be construed to mean that the Landlord has consented or will consent to any further Transfer;

e) Documents evidencing the Landlord's consent to a Transfer, if permitted or consented to by the Landlord, as well as any documents evidencing the Tenant's assignment of sublease rentals to the Landlord as contemplated herein, will be prepared by the Landlord or its solicitors, and all related legal costs, including the costs of registration in any public offices of any notices or renewal notices of the assignment of sublease rents, will be paid by the Tenant to the Landlord or its solicitors, as Additional Rent, within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges;

   (a) If after the date of execution of this Lease shares not listed for sale on a recognized stock exchange in Canada or the United States in the capital of either the Tenant or a corporation that controls the Tenant are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or are issued by subscription or allotment, or are cancelled or redeemed, so as to result in a change in the effective voting or other control of the Tenant, or of a corporation that controls the Tenant, by the person or persons holding control on the date of execution of the Lease, or if other steps are taken to accomplish a change of control, the Tenant promptly will notify the Landlord in writing of the change of control. Whether or not the Tenant notifies the Landlord of such change of control and unless the Landlord previously had consented to the change of control, then, should the Landlord determine, acting reasonably, that such a change in control may negatively impact the Tenant's ability to meet its financial obligation in this Lease, the Landlord may, within 120 days after it learns of the change in control, notify the Tenant that it elects to terminate this Lease. The Tenant will make available to the Landlord or its lawful representatives all publicly available or reasonably available information of the Tenant or of any corporation that controls the Tenant for inspection at all reasonable times, to ascertain to the extent possible whether there has been a change of control. For purposes of this section, control means the direct or indirect beneficial ownership of more than 50% of the voting shares in the capital of a corporation;

   (b) If an approved Transferee has sublet or taken an assignment of all or part of the Leased Premises from the Tenant and has agreed to pay the Tenant a rent or other amount in respect of the Leased Premises or any part of the Leased Premises that exceeds the rent payable by the Tenant to the Landlord (or a pro-rated portion of such rent in the case of a sublease or assignment of less than the entire Leased Premises), the Tenant will pay to the Landlord monthly, as Additional rent, together with Minimum Rent, an amount equal to the excess rent or other amount received or receivable by the Tenant from the Transferee;

   (c) If the Landlord sells or otherwise disposes of the Building or an interest in the Building or in this Lease to the extent that the purchaser or assignee assumes responsibility for compliance with the covenants and obligations of the Landlord under this Lease, the Landlord without further written agreement will be relieved of liability for its covenants and obligations herein;

   (d) The Tenant covenants and agrees that it shall not grant to any lender or other creditor an assignment, mortgage or charge of its interest in any sublease of all or any part of the Leased Premises or of its interest in any of the rents payable under any such sublease. The Tenant hereby agrees that upon request of the Landlord from time to time, it shall assign unto the Landlord, as security for the payment of the rent under this lease, all of its right, title and interest in the rents payable under any and all such subleases, Such assignment shall be acceptable to the Landlord as to form and content and it is agreed that the Landlord may withhold its consent to a proposed sublease if the Tenant fails to execute the assignment.

ASSIGNMENT BY LANDLORD

4(g) If there is a sale, lease or other disposition by the Landlord of the building, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and if the party acquiring the Landlord's interest in the building or this Lease agrees to be bound by the covenants of the Landlord under this Lease, then the Landlord will, thereupon and without further agreement, be relieved of all further liability with respect to its covenants and obligations. At any time it so chooses, the Landlord may designate a management company to manage the building and upon written notice, from the Landlord, the Tenant will pay all rent called for herein to such management company.

RULES AND REGULATIONS

4(h)   The Tenant and its employees and all persons visiting or doing business with it on the Leased Premises shall be bound by and shall observe such reasonable Rules and Regulations as may hereafter be set by the Landlord of which notice in writing shall be given to the Tenant and upon such notice being delivered all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease. The Rules and Regulations as at the date of execution of this Lease are those set out in Schedule "C".

USE OF PREMISES

4(i)   The Leased Premises shall be used only for office space purposes and other uses that comply with applicable zoning and by-laws and that meet with the Landlord's approval. It is the Tenant's obligation to ensure that all uses or activities conducted by it, in the building, comply with all applicable zoning and building by-laws. Any failure to comply and any resulting prohibition by any governmental authority of any or all of the Tenant's use, work or activity in the building shall not relieve the Tenant from any of its rental obligations to the Landlord as described herein.

INCREASE IN INSURANCE PREMIUMS

(j) The Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by any insurance policy in force from time to time covering the building. In the event the Tenant's occupancy or conduct of business in, or on the Leased Premises, whether or not the Landlord has consented to same, results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the building, the Tenant shall pay any such increase in premiums as additional rent with ten (10) days after bills for such additional premiums shall be rendered by the Landlord. In determining whether increased premiums are a result of the Tenant's use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

CANCELLATION OF INSURANCE

(k) If any policy of insurance upon the building or any part thereof shall be canceled by the insurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, and the Tenant is unable to arrange similar insurance coverage, the Landlord may, at its option, terminate this Lease forthwith by leaving upon the Leased Premises notice in writing of its intention to do so and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord and the Landlord may re-enter and take possession of the same.

OBSERVANCE OF LAW


(1) The Tenant must comply with all provisions of law including without limitation, federal and provincial legislative enactment, building by-laws, and any other governmental or municipal regulations which relate to the partitioning, equipment, operation and use of the Leased Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant must also comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authorities or made by fire insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Leased Premises. Provided that in default of the Tenant so complying, the Landlord may, at its option, where possible, comply with any such requirement and the cost of such compliance shall be payable by the Tenant to the Landlord as additional rent and the Landlord may enforce payment thereof as rent in arrears.


WASTE & OVERLOADING OF FLOORS

(m) The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof; and not to place therein any safe, heavy business machine or other heavy thing without first obtaining the consent in writing of the Landlord; and not to use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and not to cause or permit any nuisance in, at or on the Leased Premises; and without the prior consent in writing of the Landlord, the Tenant will not bring onto or use in the Leased Premises or permit any person subject to the Tenant to bring onto or use on the Leased Premises any fuel or combustible material for heating, lighting or cooking nor will it allow onto the Leased Premises any stove, burner, kettle, apparatus or appliances for utilizing the same and the Tenant will not purchase, acquire or use electrical current or gas for consumption on the Leased Premises except from some supplier thereof as shall have been approved in writing by the Landlord.


INSPECTION

(n) To permit the Landlord, its servants or agents to enter upon the Leased Premises at any time and from time to time for the purpose of inspection and of making emergency repair alterations or improvements to the Leased Premises or to the building and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord, its servants or agents may at any time upon having provided notice to this effect and from time to time enter upon the Leased Premises to remove any article or remedy any condition which in the opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance as referred to in Paragraph 4(j) or 4(k) and such entry by the Landlord shall not be deemed to be a re-entry.


INDEMNITY BY TENANT

(o) And the Tenant agrees to indemnify and save harmless the Landlord of and from all liabilities, suits, claims, demands, and actions of any kind or nature, including the full cost of the Landlord in resisting or defending same, to which the Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by the

Tenant or any covenant, term or provision hereof or by reason of any occurrence resulting from, occasioned to or suffered by any person or property by reason of any act, neglect or default on the part of the Tenant or any of its officers, agents, employees, visitors, customers or licensees; and the covenant of the Tenant in regard to such indemnification occurring during the term of the Lease or any renewal or overholding in respect thereof shall continue in full force and effect notwithstanding the expiration of the term or the termination of this Lease for any reason whatsoever.

NO ABATEMENT OF RENT

(p) That there shall be no abatement or reduction of rent and that the Landlord shall not be liable for any damage howsoever caused to property of the Tenant or of any person subject to the Tenant which is in or upon or being brought to or from the Leased Premises or the building or for personal injury (including death) sustained in any manner by the Tenant or any person subject to the Tenant while the Tenant or any such person is in or upon or entering or leaving the Leased Premises or building unless such property damage or personal injury may have been attributable to fault or neglect on the part of the Landlord or of any person for whom the Landlord is responsible, and that the Tenant will indemnify and save harmless the Landlord from and against all claims and demands made against the Landlord by any person for or arising out of any such property damage or personal injury.

EXHIBITING PREMISES

(q) To permit the Landlord or its agents or servants upon twenty-four (24) hours notice to enter and show the Leased Premises, during normal business hours, to prospective purchasers of the building and may after notice terminating this Lease has been given or within the last 12 months of the Term, enter and show the Leased Premises to prospective tenants and erect a sign with reasonable dimensions stated that the Leased Premises are "For Rent".

MAINTENANCE - (r) Deleted Intentionally

SIGNS

(s) The Tenant shall erect and maintain an identification sign of a type and in a location of which the Landlord shall have approved in writing, and shall not erect, install, inscribe, paint or affix any sign, lettering or advertisement upon or above the exterior of the Leased Premises or the building in which they are situate, including the exterior glass surface of the windows or doors, without first in each instance, securing the written approval of the Landlord. Should the Tenant install, display, inscribe, paint or affix any sign, lettering or advertisement to or upon the interior doors facing the common areas of the building without in each instance the prior written approval of the Landlord, and should such sign prove objectionable to the Landlord, it shall be removed forthwith by the Tenant upon the request of the Landlord. Subject to compliance with any zoning and building by-laws or any other governing authority, the Tenant will be entitled to the right to build signage on the south west corner on the second (2nd) floor of the building at the Tenant's expense. The Landlord has the right to place signage on the exterior of the building for other tenants of the building provided said signage is not on the second floor of the building. Should the Landlord construct or install a pylon the Tenant will also have the right to erect signage within the area provided on the pylon for signage in proportion to its percentage occupancy of the building. The size, color and location of said signage would be subject to Landlord's approval and any approvals required by zoning and building by-laws or any other governing authorities.

NAME OF BUILDING - (t) Deleted Intentionally

KEEP TIDY

u) At the end of each business day, to leave the Leased Premises in a tidy condition.

GARBAGE REMOVAL

(v) It is the intention of both parties hereto that garbage removal form part of the common or operating costs of the building. However should the Tenant choose to handle its own garbage removal then the Tenant shall be responsible for, at its own expense, the adequate storage and removal of all garbage from the Leased Premises and the Tenant shall receive the applicable credit for its share of the building's operating costs.

DELIVERIES

(w) The Tenant shall receive, ship, take delivery of and allow and require suppliers or others to deliver or take delivery of merchandise, supplies, fixtures, equipment, furnishings, wares or merchandise only through the facilities provided for that purpose, but this restriction shall not apply to the retail customers of the Tenant.

NOTICE OF DAMAGE

(x) That in the event of damage to the Leased Premises from any cause or of any damage to or defect in any electrical, plumbing, heating, water, sprinkler or gas systems within or leading to the Leased Premises, the Tenant shall give immediate notice of such damage or defect to the Landlord and in case of fire, to the Fire Department.

CERTIFICATES

(y) The Tenant agrees that it will, upon substantial completion of the Building, or prior to taking occupancy of the Leased Premises and at any time and from time to time upon not less than ten (10) days prior notice execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by installments or otherwise, and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice. In addition and upon written notice to the Tenant by the Landlord, the Tenant shall, within ten (10) days, provide most recent annual financial statements in addition to year to date financial statements and other financial information reasonably requested by the Landlord. In all cases, provision of financial information shall be governed by a confidentiality agreement.

QUIET ENJOYMENT

5.   The Landlord covenants with the Tenant for quiet enjoyment.

LANDLORD's COVENANTS

6. The Landlord covenants with the Tenant that subject to the Tenant paying its proportionate share as set forth in Paragraphs 3(a) and 3(j) or elsewhere herein hereof, to pay all taxes and rates, municipal, parliamentary or otherwise, including without limiting the generality of the foregoing, water rates with respect to the Leased Premises or assessed against the Landlord in respect thereof, except such as the Tenant has herein covenanted to pay.



PARKING

7. The Tenant and all persons employed by or doing business with the Tenant shall have the use of the land as designated from time to time by the Landlord for the purpose of access to and egress from the Leased Premises, provided that no person or Tenant shall have the exclusive use of any particular parking space and no motor vehicle shall be parked on any part of the lands contained in the building which is a loading zone or is not designated by the Landlord for parking or where signs are in place indicating that parking is prohibited and the Tenant agrees to reimburse the Landlord on demand for the cost of removal of any motor vehicles which are parked in breach of this clause and which belong to or are parked by any person employed by or doing business with the Tenant, all such costs to be recoverable by the Landlord as rent in arrears under this Lease. It is specifically understood and agreed that the Landlord shall have the right to make all reasonable rules, regulations and by-laws relating to the operation of the parking lot and means of ingress to and egress from the building or any part thereof, in regard to the parking, traffic control, excessive weights of loads on ramps or loading docks and all such matters as are required or are normally incidental to the proper management of the building, but no such rules, regulations or by-laws shall in any way limit or restrict the nature or extent of the business carried on by the Tenant within the covenants herein expressed or the mode of operation thereof. The Tenant covenants and agrees that it will observe, abide by and conform to all such reasonable rules, regulations and by-laws made or established by the Landlord as aforesaid. The Landlord agrees to provide to the Tenant 56 non designated parking spots at no additional cost to the Tenant.

FIXTURES

8. The Tenant hereby accepts that all installations, alterations, additions, partitions, and fixtures, other than trade fixtures and chattels in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, shall immediately upon such placement, be the Landlord's property without compensation therefore to the Tenant and, except as hereinafter mentioned in this Paragraph 8 shall not be removed from the Leased Premises by the Tenant at any time either during or after the term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain the Tenant's installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed whether by the Tenant or by the Landlord on behalf of the Tenant; and further, notwithstanding anything herein contained, the Landlord shall have the right upon the termination of this Lease by affluxion of time or otherwise to require the Tenant to remove its installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant or by the Landlord on behalf of the Tenant and to make good any damage caused to the Leased Premises by such installation or removal. Notwithstanding the contents of this Paragraph 8, after reviewing and approving the Tenant's Improvements, the Landlord shall be prepared to indicate in writing what fixtures and improvements the Landlord, at its option, will want the Tenant, at the Tenant's own cost, to remove at lease expiry including repairing any damages caused by such removal.

FIRE

9. Provided that if during the continuation of this Lease the building or the Leased Premises are destroyed or damaged by fire or the elements, then the following provisions shall apply and in all cases the Landlord shall act reasonably in applying such provisions:

(a) If the building or the Leased Premises are totally destroyed or are partially destroyed so as in the opinion of the Landlord to render the Leased Premises wholly unfit for occupancy by the Tenant, or if they shall be so badly damaged that they cannot in the opinion of the Landlord, acting reasonably, be repaired with reasonable diligence within ninety (90) days of the happening of such damage, then this Lease shall at the option of the Landlord or Tenant cease and become null and void from the date of such damage or destruction and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord, and the Tenant shall pay rent only to the time of such damage or destruction, and the Landlord may re-enter or re-possess the Leased Premises, discharged of this Lease, and remove all parties therefrom.

(b) But if the building or the Leased Premises are partially destroyed and can in the opinion of the Landlord be repaired with reasonable diligence within ninety (90) days from the happening of such damage and if the damage is such as to render the Leased Premises wholly unfit for occupancy by the Tenant, then the rent shall not run or accrue after said damage, while the process of repairs is going on, and the Landlord shall repair same with all reasonable speed, and then the rent shall recommence immediately after said repairs shall be completed.

(c) But if the building or the Leased Premises can in the opinion of the Landlord be repaired within ninety (90) days from the happening of such damage, and if the damage is such that the Leased Premises can be partially used by the Tenant, then until such damage shall have been repaired, the rent shall abate in the proportion that the portion of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises, and the Landlord shall repair same with all reasonable speed.

     Provided, that, if, upon the completion by the Landlord of any repairs required as a result of any such destruction or damage a dispute shall arise between the Landlord and the Tenant as to whether or not the Leased Premises have been made fit for the purposes of the Tenant under this Lease, the Landlord may at its option terminate this Lease by giving thirty (30) days notice to the Tenant and if such notice shall be given this Lease shall, at the expiration of such period be at an end and the Tenant shall deliver up the Leased Premises to the Landlord or whom it may appoint and the Landlord may on demand recover the full rental hereby reserved computed from the date on which such repairs were completed up to the Date on which the Tenant is required to vacate.

     Provided further that if any such total or partial destruction or damage is caused in whole or in part by any fault or neglect on the part of the Tenant or of any person subject to the Tenant nothing herein contained shall release or discharge the Tenant from liability for any loss or damage thereby sustained by the Landlord.

DAMAGE OF PROPERTY

10. Except in a clear and direct event of negligence by the Landlord or those for whom the Landlord is, in law, responsible, the Landlord shall not be liable or responsible in any way for any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such property is on the

Leased Premises or in the building or in or on the surrounding lands and buildings owned by the Landlord whether or not such property has been entrusted to employees of the Landlord and without limiting the generality of the foregoing, the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the building or from the water, steam or drainage pipes or plumbing works of the building or from any other place or quarter or from any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by any other tenant.

DELAYS IN PROVISION OF SERVICE

11. Except for willful neglect by the Landlord and subject to paragraph 9(a) herein, it is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer of other authority, or by reason of not being able to obtain any permission or authority required thereby or by reason of any other cause beyond its control whether in the foregoing character or not, the Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

DEFAULT OF TENANT

12. Provided and it is hereby expressly agreed that if and whenever the rent hereby reserved or any part thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not, or in case of breach or non-observance or non-performance of any of the covenants, agreements, provisos, conditions or rules and regulations on the part of the Tenant to be kept, observed or performed, or in case the Leased Premises shall be vacated or remain unoccupied for fifteen (15) days then and in every such case, it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease obtained to the contrary notwithstanding other than the proviso to this Paragraph 12;

     Provided that notwithstanding anything to the contrary herein before in this Paragraph 12 contained, the Landlord shall not at any time have the right to re-enter and forfeit this Lease by reason of the Tenant's default in the payment of the rent reserved by this Lease, unless and until the Landlord shall have given to the Tenant at least five (5) business days written notice of its intention so to do and setting forth the default complained of and the Tenant shall have the right during such five (5) business days to cure any such default in payment of rent or fifteen (15) business days for other non-monetary defaults.

BANKRUPTCY, ETC.

13. Provided further that in case without the written consent of the Landlord the Leased Premises shall be used by any other person than the Tenant or for any other purpose than that for which the same were let or in case the term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or any bulk sale without the consent of the Landlord or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall, at the option of the Landlord, be terminated and the term shall immediately become forfeited and void and the then current month's rent and the next ensuing three (3) months rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any right whatever.

RE-ENTRY BY LANDLORD

14. The Tenant further covenants and agrees that on the Landlord's becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord in addition to all other rights shall have the right to enter the Leased Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to re-let the Leased Premises as the agent of the Tenant, and to receive the rent therefor and as the agent of the Tenant, to take possession of any furniture or other property on the Leased Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Leased Premises upon account of the rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

RIGHT OF TERMINATION

15. The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, shall have the right to terminate forthwith this Lease and the term by leaving upon the Leased Premises notice in writing of its intention so to do, and thereupon, rent shall be computed, apportioned and paid in full to the date of such termination of this Lease and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may re-enter and take possession of same.

DISTRESS

16. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute, none of the goods and chattels of the Tenant on the Leased Premises at any time during the term shall be exempt from levy by distress for rent in arrears. In the event that the Tenant shall remove or permit the removal of any of its goods or chattels from the Leased Premises, the Landlord may within thirty (30) days thereafter and if the Tenant is in arrears of rent, seize such goods and chattels wherever the same may be found and may sell or otherwise dispose of same as if they had actually been distrained upon the Leased Premises by the Landlord for arrears of rent.

LANDLORD'S AND TENANT'S WORK

17. The Landlord and Tenant agree to perform and pay for their respective work on the building and the Leased Premises as outlined in Schedules "D" and "E" to be provided.

NON-WAIVER

18. No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

SURRENDER OF PREMISES

19.  (i)    SURRENDER: At the expiration or earlier termination of the Lease, the Tenant shall surrender to the Landlord the Premises in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term together with all alterations, additions, improvements and fixtures which may have been made or installed in, on, or to the Premises, except movable trade fixtures installed at the Tenant's sole expense. The Tenant shall also surrender at that time all keys for the Premises to the Landlord at the place then fixed for the payment of Rent, and shall inform the Landlord of all combinations of locks, safes and vaults, if any, in the Premises. The Tenant shall, however, remove all its movable trade fixtures, and any other alterations, additions, or improvements if requested by the Landlord as provided in section 19.(ii) hereof, before surrendering the Premises as aforesaid, and shall forthwith repair any damage to the Premises caused by their installation or removal. The Tenant's obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term.

     (ii)   Removal and Restoration by Tenant:

        a) All alterations, decorations, additions and improvements made by the Tenant, or by the Landlord on the Tenant's behalf (other than the Tenant's Movable Trade Fixtures) shall immediately become the property of the Landlord without compensation therefore to the Tenant but the Landlord is under no obligation to repair, maintain or insure such alterations, decorations, additions or improvements. Such alterations, decorations, additions or improvements shall not be removed from the Premises either during or at the expiration or earlier termination of the Term except that: (i) the Tenant may during the Term in the usual or normal course of its business and with the prior written consent of the Landlord remove its Movable Trade Fixtures provided that such Movable Trade Fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar Movable Trade Fixtures therefore, and provided that in each case, the Tenant is not in default under this Lease, and such removal is done at the Tenant's sole cost and expense; and, (ii) the Tenant shall, at the expiration of the Term, at its own cost, remove all its Movable Trade Fixtures, and such of its leasehold improvements and fixtures installed in the Premises as the Landlord by notice requires to be removed.

          (b) If the Tenant does not remove its Movable Trade Fixtures at the expiration or earlier termination of the Term, such fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or be disposed of by the Landlord in such manner as it deems advisable.

          (c) The Tenant shall, in the case of every such installation or removal either during or at the expiration of the Term effect the same at times designated by the Landlord and promptly repair any damage caused to the Premises or the building by the installation or removal of any such alteration, fixture, decoration, addition or improvement.

          (d) For greater certainty, the Tenant's fixtures shall not include any

               (i) heating, ventilating or air conditioning systems, facilities and equipment in, or serving the Premises;

               (ii)  floor covering affixed to the floor of the Premises;

               (iii) light fixtures; and,

               (iv) any fixtures, facilities, equipment or installations installed by or at the expense of the Landlord.

         (iii) Indemnity. If the Premises is not surrendered at the end of the Term, then the Tenant shall indemnify the Landlord against any and all loss or liability resulting from such delay by the Tenant in so surrendering the Premises, including without limitation, any claims founded on such delay made by any succeeding occupant of the Premises or any part thereof, and the Tenant shall be liable to the Landlord for legal fees (on a solicitor and his client basis), and all other costs and expenses incurred by the Landlord in obtaining possession of the Premises.

         (iv) No Tacit Renewal. If the Tenant remains in possession of the Premises after the end of the Term, and without the execution and delivery of a new lease, or a written renewal or extension of this Lease, there shall be no tacit or other renewal of this Lease, and the Tenant will be considered to be occupying the Premises as a tenant from month to month at a monthly Rent, payable in advance on the first day of each month equal to the sum of

               (a) The same monthly installment of Minimum Rent payable for the last month of the Term, and

               (b) One-twelfth of the amount of Additional Rent and charges paid or payable by the Tenant for the last Lease Year of the Term, and otherwise upon the terms and conditions set forth in this Lease, so far as applicable.

RECOVERY OF ADJUSTMENT

20. The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder, as the Landlord would have in the case of default in payment of rent.

NOTICE

21. Any notice required or contemplated by any provisions of this Lease shall be given in writing enclosed in a sealed envelope addressed, in the case of notice to the Landlord, at 451 DALY AVENUE, 2ND FLOOR, OTTAWA, ONTARIO KIN 6H6 and in the case of notice to the Tenant, to it at the Leased Premises and mailed, registered and postage prepaid. The time of giving of such notice shall be conclusively deemed to be the fourth (4th) business day after the day of such mailing. Such notice shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to it personally, or to the manager operating the Tenant's business upon the Leased Premises, or to any executive or senior officer or director of the Tenant if the Tenant is a corporation. Such notice, if delivered shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other from time to time designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

SUBORDINATION

22. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages (including any deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or hereafter affect such leases, the Leased Premises, the building and/or the property where the building is situated and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly any certificate in confirmation of such subordination as the Landlord may request and hereby constitutes the Landlord the agent or attorney of the Tenant for the purpose of executing any such certificate and of making application at any time and from time to time to register postponements of this Lease in favour of any such mortgage in order to give effect to the foregoing provisions of this paragraph. At the written request of the Tenant, the Landlord shall use its best efforts to obtain non-disturbance agreements from any mortgagee registered on the Property.

LEASE ENTIRE AGREEMENT

23. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

REGISTRATION

24. The Tenant covenants and agrees with the Landlord that the Tenant will not register this Lease in this form in the Registry Office or the Land Titles Office. If the Tenant desires to make a registration for the purpose only of giving notice of this Lease, then the parties hereto shall contemporaneously with the execution of this Lease execute a short form thereof solely for the purpose of supporting an application for registration of notice thereof.

OPTION TO RENEW

25. So long as the Tenant is not in default under the terms of this Lease the Landlord hereby grants to the Tenant an option to renew this Lease for a further term of five (5) years; provided that in order to exercise its option for the said renewal period, the Tenant shall be required to give to the Landlord notice thereof in writing not less than 12 months before the date of expiry of the Term of this Lease. Any renewal pursuant to this proviso shall be on the terms and conditions contained in this Lease except:-

     a)  there shall be no additional right of renewal; and

          (b) the Minimum Rent shall be at the then prevailing market rental rate but in any case it shall not be less than the Minimum Rental rate called for during the last year of the Term nor shall it be more than one hundred and twenty percent (120%) of the Minimum Rental Rate called for during the last year of the Term.

NET/NET/NET RENT

26. It is expressly agreed between the Landlord and the Tenant that it is intended that the rent reserved in this Lease shall be absolutely net/net/net return to the Landlord during the Term of the Lease without regard to the condition of the Leased Premises, and that the Landlord shall be free of any and all costs, expenses, taxes and charges with respect to the Leased Premises whatsoever, save and except only taxes which are attributable to the income or profits of the Landlord and any charges to the Landlord in respect of the amortization or interest under any mortgage or charge on the building.

PAYMENTS BY TENANT

27. In addition to any other specific provisions herein contained, where the Tenant is obligated under the terms of this Lease to pay any monies, whether to the Landlord or any third party, or to do any act involving the payment of money, and the Tenant shall fail to carry out its obligations, the Landlord may do such act or pay such monies and charge the cost of doing such act or the amount of such monies paid against the Tenant and may enforce the payment thereof by the Tenant in the same manner as if rent had not been paid on a timely basis under the terms of this Lease, and the Tenant shall pay unto the Landlord, in respect of any amount so paid in respect of any rent or additional rent not paid on the due date thereof, interest at the rate computed in accordance with Paragraph 3(h) hereof.

POST-DATED CHEQUES

28.  Deleted Intentionally (see Clause 36)

INTERPRETATION

29. (a) In this Indenture "herein", "hereof", "hereby", "hereto", "hereinafter" and similar expressions refer to this lease or indenture and not to any particular paragraph, section or other portion thereof, unless there is something in the subject matter or context inconsistent therewith.

          (b) "business day" means any of the days from Monday to Friday of each week inclusive unless such day is a holiday.

          (c) "normal business hours" means the hours from 8:00 a.m. to 6:00 p.m. on business days.

     So long as the Tenant pays for associated costs, including but not limited to incremental heating, lighting, ventilation or cooling costs associated with operations outside of normal business hours, if any, the Landlord shall ensure that the Tenant's employees can comfortably work in the Leased Premises outside of "normal business hours".

SEVERABILITY OF COVENANTS.

30. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

CAPTIONS

31. The captions appearing in this Lease have been inserted as a matter of convenience and for reference only, and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

SUCCESSORS & ASSIGNS

32. This indenture and everything herein contained shall ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns and other legal representatives as the case may be, of each and every of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors and assigns and other legal representatives of such party, and where there is more than one tenant, the provisions hereof shall be read with all grammatical changes thereby rendered necessary, and all covenants shall be deemed joint and several. The neutral gender shall include both the masculine and feminine gender.

ADDITIONAL TAXES

33. If any business transfer tax, value-added tax, multi-stage sales tax, sales tax, goods and services tax (GST) or any like tax is imposed on the Landlord by any governmental authority on any rent payable by the Tenant under this Lease, the Tenant shall reimburse the Landlord for the amount of such tax forthwith upon demand as additional rent.

CHANGES TO BUILDING

34. The Landlord hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the building including, without limitation, all improvements at any time thereon, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the lands and building and to make changes and additions to the pipes, conduits, utilities and other necessary building services in the Leased Premises which serve other premises, provided that prior to the commencement of such work, if necessary, the Landlord may alter or relocate the Tenant from all or part of the Lease Premises, to the extent found necessary by the Landlord, to accommodate changes in construction design or facilities including major alterations and relocations. The Landlord agrees that in performing such alterations, it shall do so in a manner so as to minimize any material interference with the Tenant's use and enjoyment of the Leased Premises and will pay reasonable cost that the Tenant may incur as a result of such changes. The Landlord shall have the right during the Term, at its reasonable expense, to relocate the Tenant from the Leased Premises to an alternate location within the building so long as the Landlord ensures the relocated premises will not be smaller and if it is bigger, the Tenant will pay no additional rent as a result.

GUARANTEE

35.  Deleted Intentionally

POST-DATED CHEQUES:

36. The Tenant agrees to deliver to the Landlord upon the execution of this Lease, a series of twelve (12) post-dated cheques to cover the monthly installments of rent and additional rents hereinbefore reserved for the twelve
(12) month period commencing with the Commencement Date of this Lease, and annually throughout the term of this Lease, the Tenant covenants to deliver to the Landlord a series of twelve (12) post-dated cheques to cover rent for the ensuing twelve (12) month period. The Landlord agrees that in lieu of receiving post-dated cheques as required herein, the Landlord will accept the Tenant paying all its rent obligations by automatic bank deposit so long as all such payments are made at the times required herein.



LANDLORD CONDITION

37. The Tenant must return this lease duly executed by the Tenant accompanied by both the Security Requirement of $430,000 and the $477,200 to be applied on account of the cost of the Tenant's improvements by no later than December 20, 2000, failing which this Lease shall be null and void.


     IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands and seals and/or affixed their corporate seals duly attested to by the hands of their proper signing officer(s) authorized in that behalf.


SIGNED, SEALED AND DELIVERED     SILVER SEVEN ROAD INC. AND 856581 ALBERTA LTD.
In the presence of:           )  (LANDLORD)
                              )
                              )
                              )  Per /s/ George Gaty        /s/ George Gaty Per:
                                 ----------------------------------------------
                              )
                              )
                              )  Name:     George Gaty         George Gaty
                              )  Position: President           Director
                              )  I HAVE AUTHORITY TO BIND THE CORPORATION.



                                 UNISPHERE NETWORKS, INC.
                              )  (TENANT)
                              )
                              )
                              )
                                 Per /s/ Suzanne M. Zabitchuck
                                     -------------------------
                              )
                              )  Name:     Suzanne M. Zabitchuck
                              )  Position: General Counsel & Secretary
                              )  I HAVE AUTHORITY TO BIND THE CORPORATION.

                                  SCHEDULE "A"

                           Legal Description -- Lands

BEING:

Part of Lot 1, Concession 2, formerly in the Township of March, now in the City of Kanata, Regional Municipality of Ottawa-Carleton and designated as Parts 4, 5 and 6 on Plan 4R-14540 and

Part of Lot 1, Concession 2, formerly in the Township of March, now in the City of Kanata, Regional Municipality of Ottawa-Carleton and designated as Parts 7 and 8 on Plan 4R-14540.

                                  Schedule "B"

                                   FLOOR PLAN




                              [FLOOR LAYOUT CHART]




                          SILVER SEVEN OFFICE BUILDING
                                  SECOND FLOOR

                                  SCHEDULE "C"

                             Rules and Regulations



The Tenant and its invitees and employees shall observe the following rules and regulations (as added to, amended or modified from time to time by the Landlord).

 1. SECURITY: Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment finishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

 2. LOCKS: Landlord may from time to time install and change locking mechanisms on the entrances to the Building, common area thereof, and the Premises, and shall provide to the Tenant a reasonable number of keys and replacements therefore to meet the bona fide requirements of the Tenant. In these rules "keys" include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Leased Premises without Landlord's prior written consent and without providing a copy of the key to the Landlord. If, with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

     (a) Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto,

     (b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and

     (c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenant's expense

 3. RETURN OF KEYS: At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Leased Premises which are in possession of Tenant.

 4. WINDOWS: Tenant shall observe Landlord's rules with respect to maintaining window coverings at all windows in the Leased Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or any other on or at window in the Leased Premises without Landlord's prior written consent.

 5. REPAIR, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS: Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Leased Premises only during times agreed to in advance by Landlord and in a manner in which will not interfere with the rights of other tenants in the Building.

 6. WATER FIXTURES: Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall Tenant tamper in any way with water fixtures so as to increase water consumption. Tenant shall pay for any cost or damage resulting from such misuse by Tenant.

 7. PERSONAL USE OF LEASED PREMISES: The Leased Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

 8. HEAVY ARTICLES: Tenant shall not place in or move about the Leased Premises without Landlord's prior written consent any safe or other heavy article, which in the Landlord's reasonable opinion may damage the Building and Landlord may designate the location of any heavy articles in the Leased Premises.

 9. CARPET PADS: In those portions of the Leased Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

10. BICYCLES, ANIMALS: Tenant shall not bring any animals or birds into the Building and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

11. DELIVERIES: Tenant shall insure that deliveries of materials and supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage to the Building caused by any person making such deliveries.

12. FURNITURE AND EQUIPMENT: Tenant shall insure that furniture and equipment being moved into or out of the Leased Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord, and by movers or a moving company approved by Landlord and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

13. SOLICITATIONS: Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

14. FOOD AND BEVERAGES: Tenant shall be permitted the use of the equipment on the Leased Premises for the dispensation of soft drinks, cold confectioneries and the like, for the preparation of coffee, tea and the like, and for the warning of food already prepared. The Tenant shall not permit on the premise equipment for the preparation of food. In addition only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building or use the elevators, corridors or common areas for such purpose. This however shall not prevent the Tenant from using catering services from time to time for special occasions as luncheons and receptions.

15. REFUSE: Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Leased Premises or in receptacles (if any) provided by Landlord for the Building and shall keep sidewalks and driveways outside the Building and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

16. OBSTRUCTIONS: Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Leased Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

17. DANGEROUS OR IMMORAL ACTIVITIES: Tenant shall not make any use of the Leased Premises which involves the danger or injury to any person, nor shall the same be used for any immoral purpose.

18. PROPER CONDUCT: Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the building.

19. EMPLOYEES, AGENTS AND INVITEES: In these Rules and Regulations, Tenant includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Leased Premises.

20. PARKING: The Tenant, its employees, agents and suppliers shall park only in those portions of the parking area on the Land designated for such purposes by the Landlord. If required by Landlord to control parking, Tenant will provide Landlord with the license numbers of the cars of Tenant and its employees authorized to park in the parking area.

21. WINDOWS AND WINDOW COVERINGS: The skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by the Tenant, and no awnings, curtains or blinds shall be installed without the prior written consent of the Landlord. Window coverings that are installed shall have lining on the side facing the interior side of exterior windows. The Tenant shall not and shall not permit its employees, agents or invitees to throw anything out the windows or doors of the Building or into the passageways, stairways, lightwells or elevators shafts of the Building.

22.  SMOKING: Smoking is prohibited in all common areas of the Building.

                                  SCHEDULE "D"

                                LANDLORD'S WORK


1. LANDLORD'S WORK (BASE BUILDING WORK)

The Landlord is not required to provide any materials or to do any work to or in respect of the Premises except the work and materials listed below ("Landlord's Work"). The following base building will be provided by the Landlord at no cost to the Tenant.



ACCESS

Access to and from the building shall be in keeping with Barrier-Free Design

AMENITIES

Spacious Men's and Women's washrooms on each floor, each with a number of toilets and sinks that comply with the applicable building code. Bathroom walls are to be a mix of glazed ceramic and painted drywall with ceramic tiles on floor. Washroom partitions and handicap stalls as required by building codes. Fluorescent lighting, mirrors over each vanity, duplex electrical outlets over the vanity, and hot and cold domestic water supply and drains. The Landlord will install on the ground floor only, 3 single partitioned showers in women's washroom and 4 single partitioned showers in men's washroom. These showers will be considered common area and for use of all tenants of the Building.


BUILDING CHARACTERISTICS

A concrete and/or steel structure with exterior enclosure including a common lobby, elevators and stairwells as per applicable building code and finished to a Class A Commercial office space standard:

Fully sprinklered building to open concept.

Floor plate will be approximately 14,000 sq. ft.
Floor live loading will be at least 50 lbs./SF.

Slab to slab height in Premises of approximately 12 feet.

Exposed ceiling structure ready for installation of mechanical and electrical systems, distribution, and finished suspended ceiling.

All mechanical and electrical services and control systems sized to equivalent Class A Commercial office space standard, and roughed into each floor level ready for the Tenant to provide service distribution and fixtures installation. For clarification, all purchase and installation of all electrical wiring, mechanical systems and any and all fixtures including but not limited to lighting shall be at the Tenant's cost and shall form part of the Tenant's work.

The inside of the exterior walls and core walls and columns finished to a primed drywall, ready for paint or other finishes.

Smooth concrete floors, ready to receive applied flooring finishes.

MISCELLANEOUS

Janitor Room on each floor, complete with slop sink, hot and cold water.

Suite Entry Signage and Directory Signage in Lobby.

PARKING

A lighted parking area which shall include handicap parking spaces and visitor parking.

SERVICES

2 Passenger Elevators each with 2500 lb. capacity and a speed of 125 f/p/m.

Security card access system for access to the building entrances and elevators after normal business hours.

Loading Area to be double doors at grade at the rear of the building

A common mail box will be provided for Tenants

An electronically zoned fire alarm system in accordance with applicable building code.

                                  SCHEDULE "E"
                              TENANT IMPROVEMENTS

The Tenant will be responsible for purchase and installation of all materials, products and services and all costs related thereto, associated with their Tenant Improvements as and where noted in Schedule "D" and as detailed in this Schedule "E" and will include but not be limited to the following:

All plans and work for the Tenant Improvements must be prepared by the Tenant at the Tenant's expense and must be submitted to and approved by the Landlord before any work is done. The Tenant must use the Landlord and its general contractor to perform all work associated with Tenant Improvements.

ELECTRICAL POWER:

All distribution wiring and devices, including electrical outlets from the point of entry to each floor.

LIGHTING:

All wiring, circuiting and fixtures for all lighting in Leased Premises.

HVAC:

Any stand-alone air conditioning system and the final distribution of the base building system to suit the Tenants requirements including all ducts, diffusers, insulation, contacts and final electrical connections.

VERTICAL CIRCULATION:

Non-code mandated stairs, stair finish upgrade.

PLUMBING:

All distribution, fixtures and other plumbing work outside of core and away from core wet stacks.

FIRE PROTECTION:

Reconfiguration and or additions to base building sprinkler system to suit Tenant's office layout.

WALLS:

All partitions, door frames, doors, finish hardware in Leased Premises.

FINISHES:

All wall finishes (e.g., paint, wall coverings, paneling), interior glazing, floor and window coverings in Leased Premises.

Ceilings:

Installation of any and all ceilings including but not limited to T-Bar ceiling, inlay tile and any special ceilings or bulkheads as well as any painting or other finishes in an open ceiling concept. All T-Bar ceiling grids shall be 20" by 60".

SPECIALTY SYSTEMS:

Providing and installing cable tray, telephone system cabling, kitchen equipment, audio/visual equipment, etc.

MILLWORK:

Any and all built in custom millwork required or requested by the Tenant for kitchen, boardrooms reception areas including the reception desk or any other area of the Leased Premises.

ARCHITECTURAL, ENGINEERING AND PERMITS:

The Tenant will be responsible for all architectural, structural, mechanical, electrical and design fees for their interior fit-up drawings for the Tenant Improvements or any other fees related to their Tenant Improvements. The Tenant will also be responsible for the cost of the building permits related to their Tenant Improvements.

OVERHEAD, SUPERVISION AND GENERAL CONDITIONS:

The Tenant will pay a cost for site overhead which shall not amount to more than ten percent (10%) of the costs and the Tenant shall be provided with evidence of such costs. In addition, the Tenant will pay a contractor's markup of 5% of the cost of the Tenant's fit-up costs. Both the above noted calculations shall only be applied on Tenant fit-up costs which shall exclude the site overhead costs and the contractor's five percent (5%) mark-up.

SIGNAGE:

All external signage related to the Tenant will be at the Tenant's cost but must be approved, in writing, by the Landlord.

PAYMENTS:

With reference to such Tenant improvements, the Tenant hereby acknowledges that the cost for their improvements are estimated to be in the range of $25.00 to $30.00 per square foot, and shall be payable by the Tenant on an ongoing basis as such improvements are being constructed and the Tenant shall make all payments required within ten (10) days of being invoiced by the Landlord or its contractors and suppliers.

                                   SCHEDULE F



The following forms an integral part of this Lease. Along with paragraph 3 d) of this Lease, it contains the terms and conditions relating to the Landlord's security requirement of $430,000.00 (hereafter "Security Requirement").

a) The $430,000 Security Requirement and associated interest shall be held by the Landlord as security for the faithful performance by the Tenant of all terms, covenants and conditions of this Lease by the Tenant to be kept, observed and performed and irrespective of:

       (i)   the unenforceability of this Lease against the Tenant;

       (ii) the termination of any obligations of the Tenant under this Lease by operation of law or otherwise except due to termination resulting from breach by Landlord; or

       b) the bankruptcy, insolvency, dissolution or other liquidation of the Tenant including, without limitation, any surrender or disclaimer of this Lease by a Trustee in Bankruptcy of the Tenant.

   The rights of the Landlord to apply the Security Requirement to address any financial or other obligation not met by the Tenant as called for in this Lease, shall be in no way prejudiced or impaired by any neglect, delay or forbearance of the Landlord in demanding, requiring or enforcing performance by the Tenant or any other obligated person of any of its obligations under this Lease or by granting any extensions of time for performance, or by waiving any performance (except as to the particular performance which has been waived), or by permitting or consenting to any assignment in bankruptcy or filing of a notice of intention to make a proposal or a proposal under the Bankruptcy and Insolvency Act (Canada) or commencement of proceedings under the Companies Creditors Arrangement Act or by the bankruptcy, receivership, insolvency or any other creditor's proceedings of or against the Tenant, or by the winding up or dissolution of the Tenant, or any other event or occurrence which would have the effect at law of terminating the existence of obligations of the Tenant prior to the expiry of this Lease except due to termination resulting from breach by Landlord or by any agreements or other dealings between the Landlord and Tenant having the effect of amending or altering this Lease or the obligations of the Tenant hereunder or by any matter, thing, act or omission of the Landlord whatsoever;

b) If, at any time during the Term, any rent owing by the Tenant under the Lease is overdue and unpaid, or if the Tenant fails to keep or perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant irrespective of the matters referred to in subparagraph (a) then, the Landlord, at its option, may, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and use the Security Requirement to the extent necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. The Tenant further agrees that upon any abandonment of the Leased, disclaimer of this Lease by an assignee, liquidator, or trustee in bankruptcy or other termination by operation of law or repudiation or disclaimer under any bankruptcy or insolvency law (collectively an "Insolvency"), the Landlord may fully use the Security Requirement and draw the entire amount of it to meet any of the Tenant's obligations in this Lease, as if such had not occurred, and without obligation whatsoever to account to the Tenant or to quantify it loss or damage. Without prejudice to any other rights which the Landlord may have under this Lease or at law, the Tenant agrees that the Landlord may use the Security Requirement on default by the Tenant in such amount as it deems reasonable in its sole judgment.

c) If all or any part of the amount available to the Landlord under the Security Requirement is used by the Landlord at any time to meet any of the Tenant's obligations in this Lease, then on demand from the Landlord the Tenant shall restore the Security Requirement to the original amount specified above.

   In addition and again, in the event of any default by the Tenant of its obligations in this Lease, the Landlord may apply at its option and without prejudice to any other rights which the Landlord may have, all or any part of the Security Requirement to compensate the Landlord for any loss, damage or expense sustained by the Landlord as a result of such event. If all or any part of the Security Requirement is so applied, the Tenant shall restore the Security Requirement to the original amount of the Security Requirement on demand of the Landlord.

d) If the Landlord sells its interest in the Premises, it may deliver the Security Requirement to the purchaser, and the Landlord will be released from any further liability with respect to the Security Requirement or its return to the Tenant.

e) The Landlord will surrender the Security Requirement, or the unapplied portion of the Security Requirement held by the Landlord pursuant to this section of this Lease as the case may be, to the Tenant forty five (45) days after the end of the Term provided that the Tenant has (i) renewed the Lease and the renewal lease does not require a Security Requirement or (ii) the Tenant has delivered vacant possession of the Premises in accordance with the terms of this Lease, including, without limitation, leaving the Premises in the state of repair required by this Lease and so long as the Tenant has complied with all its obligations in this Lease.

(f) Notwithstanding anything to the contrary in this Lease or in this Schedule, any cash security deposit received by the Landlord shall, in the absence of its application in whole or in part to compensate the Landlord for its losses and damages sustained as a result of the default or Insolvency of the Tenant, be deemed to be applied forthwith upon receipt of the Security Requirement by the Landlord as prepaid or advance rent paid by the Tenant on account of rent due under this Lease for the last year of the Term. In such event, and only if such Security Requirement has not been previously applied by the Landlord to fulfill Tenant obligations not met by the Tenant, whether due to any default of the Tenant or an Insolvency of the Tenant, then no rent shall be payable by the Tenant for the last year of the Term of the Lease.